UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Mullen Automotive Inc.

(Name of Registrant as Specified in its Charter)

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Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

(714) 613-1900

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF MULLEN AUTOMOTIVE INC.

January __, 2022

Dear Mullen Automotive Inc. Shareholder:

This Notice and the enclosed Information Statement are being distributed to the holders of record of shares of common stock, par value $0.001 per share (“Common Stock”), Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), Series B Preferred Stock, par value $0.001 per share (“Series B Preferred”), and Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred"), of Mullen Automotive Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), as of the close of business on January 10, 2022 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our shareholders that, following a recommendation from our Board of Directors, the following action (the “Corporate Action”) was approved by (1) the written consent of a majority of our outstanding voting securities, on an as converted basis, and (2) the holders of a majority of the Series A Preferred, voting as a separate class (collectively, the “Majority Shareholders”):

(i)

The filing of a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to amend the Certificate to terminate the right of the holders of the Series A Preferred to cast 1,000 votes for each share of Series A Preferred beneficially held by such holders (the "Voting Preference") on November 5, 2024 (the "Termination Date"), and after the occurrence of the Termination Date, each share of Series A Preferred will be entitled to one vote for each share of Series A Preferred beneficially owned (the “Amendment”).

As of the Record Date, we had 23,403,202 issued and outstanding shares of Common Stock on a fully diluted basis, taking into consideration the conversion of all issued and outstanding shares of our Preferred Stock, and excluding any shares that may be issued under currently issued and outstanding options and warrants. In addition, as of the record date we had 1,535,800 shares of Series A Preferred, entitling the holder thereof to 1,000 votes for each share of Series A Preferred beneficially held.

The approval by written consent of the Majority Shareholders, and the approval by written consent of those holders of Series A Preferred voting as a separate class, constitutes the only shareholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Action, and no consents or proxies are being requested from our shareholders. The Board of Directors’ authority to implement the Amendment will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: A copy of the Information Statement is available at: www.sec.gov.

By Order of the Board of Directors, _______________________ David Michery Chief Executive Officer

Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

(714) 613-1900

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors of Mullen Automotive Inc., a Delaware Corporation (the “Company”, “we”, “our” or “us”), to the holders of record of shares of our common stock, par value $0.001 per share (“Common Stock”), Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), Series B Preferred Stock, par value $0.001 per share (“Series B Preferred”), and Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred"), as of the close of business on January 10, 2022 (the “Record Date”), to provide information with respect to the following action (the “Corporate Action”) that was approved by majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), as well as a majority of the holders of our Series A Preferred, following a recommendation that shareholders approve the Corporate Action by our Board of Directors acting by written consent:

(i)

The filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the "Certificate", or, the "Charter") to amend the Certificate to terminate the right of the holders of the Series A Preferred to cast 1,000 votes for each share of Series A Preferred beneficially held by such holders (the "Voting Preference") on November 5, 2024 (the "Termination Date"), and after the occurrence of the Termination Date, each share of Series A Preferred will be entitled to one vote for each share of Series A Preferred beneficially owned (the “Amendment”).

Our Board of Directors’ authority to implement the Corporate Action will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders of record as of the close of business on the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and Bylaws (the “Bylaws”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consent to such action in writing. Accordingly, approval of the Corporate Action required the affirmative vote or approval by (1) the written consent of a majority of our issued and outstanding voting securities on an as-converted basis, including our Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, and (2) the written consent of a majority of our issued and outstanding Series A Preferred, voting as a separate class. As of the Record Date for the determination of shareholders entitled to receive notice of the approval of the Corporate Action and to receive a copy of this Information Statement, there were 23,403,202 shares of Common Stock, 1,535,800 shares of Series A Preferred outstanding, 5,567,319 shares of Series B Preferred outstanding, and 5,178,280 shares of Series C Preferred outstanding, each of which are entitled to act with respect to the Corporate Action.

As of the Record Date, the Company had 35,684,601 issued and outstanding shares of Common Stock on an as converted basis, which represented 49,506,801 votes, consisting of 23,403,202 attributable to Common Stock, 1,538,000 attributable to Series A Preferred, 5,567,319 attributable to Series B Preferred, and 5,178,280 attributable to Series C Preferred. In addition, as of the Record Date, we had 15,358,000 shares of Series A Preferred Stock voting separately as a class.

Our Board of Directors approved the Corporate Action by unanimous resolution, subject to shareholder approval, on December 7, 2021, and on December 20, 2021 we received executed written consents approving the Corporate Action from (1) holders of our Common Stock and Preferred Stock representing an aggregate of 52,223,919 voting shares, or approximately 72.9% of our outstanding voting class, and (2) holders of our Series A Preferred, representing an aggregate of 14,904 shares of Series A Preferred, or approximately 100% of our outstanding Series A Preferred.

Accordingly, we have obtained all corporate approvals necessary to approve and authorize the Corporate Action. We are not seeking written consent from any other shareholder, and each of the Company’s shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising our shareholders of the approval of the Corporate Action by written consent and giving shareholders notice of the Corporate Action as required by Section 228(e) of the DGCL and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DESCRIPTION OF THE CORPORATE ACTION

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO MODIFY THE VOTING RIGHTS OF SERIES A PREFERRED STOCK HOLDERS FROM 1,000 VOTES PER ONE SHARE TO ONE VOTE PER ONE SHARE OF SERIES A PREFERRED STOCK HELD, WHICH VOTING PREFERENCE CHANGE WILL GO INTO EFFECT ON [______].

General

Mullen Automotive Inc.’s Charter currently provides for a voting preference for Series A Preferred holders of 1,000 votes for each share of Series A Preferred held.

Effective as of December 7, 2021 and December 8, 2021, respectively, our Board of Directors and the Majority Shareholders approved and authorized the filing of the Certificate of Amendment to effect the Amendment, being an amendment to the Charter terminating the right of the holders of the Series A Preferred to the Voting Preference on the Termination Date, after which each share of Series A Preferred will be entitled to one vote for each share of Series A Preferred beneficially owned.

The Company is not increasing or decreasing the number of authorized shares of Series A Preferred. The Amendment will become effective upon filing the Certificate of Amendment with the Delaware Division of Corporations, which will reflect the decrease of the Voting Preference of the Series A Preferred from 1,000 votes per share of Series A Preferred held, to one vote per share of Series A Preferred held, effective on the Termination Date. We expect to file the Certificate of Amendment with the State of Delaware as soon as practicable after 20 days following the date that this Information Statement is first mailed to shareholders. The Certificate of Amendment is provided with this Information Statement as Annex A.

Purpose of and Rationale for the Amendment

The objective of the Amendment is to ensure that we meet certain requirements set forth by the NASDAQ Capital Market following our Merger Agreement, which Merger Agreement description follows below, including adhering to NASDAQ Listing Rule 5640, which addresses voting rights of shareholders. The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ.

On August 4, 2020, the Company, as Net Element, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mullen Technologies, Inc., a California corporation (“Mullen Technologies”), Mullen Acquisition, Inc., a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Mullen Automotive Inc., a California corporation and a wholly-owned subsidiary of Mullen Technologies (“Mullen Automotive-California”), providing for the merger of Merger Sub with and into the Mullen Automotive (the “Merger”), with Mullen Automotive-California surviving the Merger as a wholly-owned subsidiary of the Company.

On November 5, 2021, the Company filed the Charter with the Delaware Secretary of State to, among other changes, effectuate a change in the par value and increase the number of authorized shares of preferred stock from 1,000,000, par value $0.001, to 58,000,000 shares, par value $0.001 (the “Preferred Stock”), and to authorize the issuance of up to 200,000 shares of Series A Preferred, which series carries 1,000 votes per share and converts into Common Stock on a 100-for-1 basis.

On November 5, 2021, pursuant to the terms of the Merger Agreement, the Company closed the Merger whereby Merger Sub merged with and into the Mullen Automotive-California, with Mullen Automotive-California surviving as a wholly-owned subsidiary of the Company and changed its name to “Ottava Automotive Inc.” At the effective time of the Merger, each share of Mullen Automotive-California common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior to the Merger Effective Time, other than dissenting shares, were canceled and converted automatically into the right to receive a number of shares of Company Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, as the case may be, determined in accordance with the Merger Agreement and as provided in Schedule A to the Merger Agreement. As a result, the Company issued an aggregate of 15,647,321 shares of Common Stock, 15,367 shares of Series A Preferred (which converts into 1,536,692 shares of Common Stock), 5,567,319 shares of Series B Preferred, and 4,973,093 shares of Series C Preferred. Pursuant to the closing of the Merger, all of Mullen Automotive' s outstanding common and preferred shares were exchanged for Net Element Common Stock and Preferred Stock. An aggregate of 43,971,895 shares, which represents 85% of the combined company, were allocated to holders of Mullen Automotive common stock, preferred stock and reserved for issuance under outstanding warrants.

NASDAQ Listing Rule 5640 (“Rule 5640”) provides that voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance, and that a Company cannot create a new class of security that votes at a higher rate than an existing class of securities or take any other action that has the effect of restricting or reducing the voting rights of an existing class of securities. A violation of the voting rights requirement can result in delisting of the Company's securities from Nasdaq, careful attention must be given to this issue to prevent a violation of the rule.

As a condition to, and in connection with, the consummation of the Merger, the Nasdaq Capital Market required that, on or before six months following the consummation of the Merger, the Company file a Certificate of Amendment to amend the Certificate by providing a date certain to terminate the Voting Preference, and in lieu thereof to provide that by the Termination Date each share of Series A Preferred be entitled to one vote for each share of Series A Preferred beneficially owned.

Effect of the Amendment

The Amendment will not have any immediate effect on the rights of existing shareholders other than holders of our Series A Preferred. Upon the filing of the Certificate of Amendment, the Voting Preference of holders of Series A Preferred will not immediately change, but will decrease from 1,000 votes per share of Series A Preferred held to one vote per share of Series A Preferred held effective on November 5, 2024.

The Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock and Preferred Stock and shareholders of the Company’s Common Stock will not be diluted as a result of the Amendment.

The Certificate of Amendment will become effective on the date that it is accepted for filing by the Delaware Secretary of State. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the amendments set forth in this Corporate Action.

Our Board of Directors expects to file the Certificate of Amendment promptly, but not sooner than 20 calendar days after this Information Statement has been first mailed or otherwise delivered to shareholders entitled to receive notice thereof.

DESCRIPTION OF OUR SECURITIES

General

Our Certificate of Incorporation authorizes a total of 558,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of Common Stock, $0.001 par value per share, and (b) 58,000,000 shares of Preferred Stock, par value $0.001 per share.

Common Stock

This section describes the general terms of our Common Stock that we may offer from time to time. For more detailed information, a holder of our Common Stock should refer to our Charter, set forth as Appendix B to this Information Statement, and to our Bylaws, a copy of which is filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K.

As of January 10, 2022, we had 23,403,202 shares of Common Stock issued and outstanding. Our authorized but unissued shares of Common Stock are available for issuance without action by our shareholders. All shares of Common Stock now outstanding are fully paid and non-assessable.

Each holder of our Common Stock is entitled to a pro rata share of cash distributions made to our shareholders, including dividend payments. The holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends will be paid at the sole discretion of our Board of Directors.

The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares of our Common Stock voting for the election of our directors can elect all of our directors.

In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock.

Holders of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Summary of Certain Provisions of Certificate of Incorporation and Bylaws

Our Charter and Bylaws, as applicable, among other things, (1) provide our Board with the ability to alter the Bylaws without shareholder approval, and (2) provide that vacancies on our Board of Directors may be filled by a majority of directors in office. These provisions, while designed to reduce vulnerability to an unsolicited acquisition proposal, and to discourage certain tactics used in proxy fights, may negatively impact a third-party’s decision to acquire us even if it would be beneficial to our shareholders.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

We are subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). These anti-takeover laws prevent Delaware corporations from engaging in a merger or sale of more than 10% of its assets with any shareholder, including all affiliates and associates of the shareholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the shareholder acquired 15% or more of the corporation’s assets unless:

● the board of directors approved the transaction in which the shareholder acquired 15% or more of the corporation’s assets;

● after the transaction in which the shareholder acquired 15% or more of the corporation’s assets, the shareholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

● on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the shareholder.

A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provides. We have not opted out of the provisions of the anti-takeover laws. As such, these laws could prohibit or delay mergers or other takeover or change of control of us and may discourage attempts by other companies to acquire us even if it would be beneficial to shareholders.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of Preferred Stock, as well as Preferred Stock that we may offer from time to time. Under our Charter, our Board has the authority to issue series of Preferred Stock from time to time and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon (or “Blank Check Preferred Stock”). A holder of our Preferred Stock should refer to our Charter, filed herewith and/or with the SEC as an exhibit to the Company’s Annual Report on Form 10-K.

Our Board of Directors has designated three series of Preferred Stock; (i) Series A Preferred, (ii) Series B Preferred, and (iii) Series C Preferred. As of January 10, 2022, there were 15,358 shares of Series A Preferred issued and outstanding, 5,567,319 shares of series B Preferred issued and outstanding, and 5,178,280 shares of Series C Preferred issued and outstanding.

Our Board of Directors has the authority, without action by our shareholders to designate and issue Preferred Stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of our Preferred Stock upon the rights of holders of our Common Stock until our Board of Directors determines the specific rights of the holders of our Preferred Stock. However, the effects might include, among other things:

● restricting dividends on our Common Stock;

● diluting the voting power of our Common Stock;

● impairing the liquidation rights of our Common Stock; or

● delaying or preventing a change in control of our Company without further action by our shareholders.

The Series A Preferred, Series B Preferred, and Series C Preferred enjoy protective provisions wherein the Company may not consummate a Liquidation Event (as such term is defined in our Charter) without obtaining approval from the majority of each series, voting separately. Similar approval is required for the issuance of any equity security having a preference over or parity with Series A Preferred, Series B Preferred, or Series C Preferred, as the case may be, with respect to dividends, liquidation, redemption or voting. The Company also requires the approval from each affected series to amend our Charter or the Bylaws to adversely affect the rights of the Series A Preferred, Series B Preferred, or Series C Preferred. Approval of the Series B Preferred and Series C Preferred is also required for any potential merger or consolidation and any voluntary liquidation, dissolution or winding up of the affairs of the company or any voluntary petition for bankruptcy or assignment for the benefit of creditors.

Series A Preferred Stock:

200,000 shares of Preferred Stock are designated as Series A Preferred. The Series A Preferred is not redeemable.

The Series A Preferred is convertible at the option of each holder at any time on a 100-for-1 basis (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Common Stock). The Series A Preferred will automatically convert into shares of Common Stock on a 100-for-1 basis (as so adjusted) upon the earlier of (i) a Qualified Public Offering (as such term is defined in the Charter) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series A Preferred.

See “Voting Power” below for a description of the voting rights of the Series A Preferred. See “Liquidation, Dissolution and Winding Up” below for a description of rights upon the occurrence of a liquidation event.

Series B Preferred Stock:

12,000,000 shares of Preferred Stock are designated as Series B Preferred. The Series B Preferred is not redeemable.

The Series B Preferred is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series B Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series B Conversion Price, as applicable (in each case, the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. “Series B Original Issue Price” means $0.6877 per share for each share of the Series B Preferred (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred). The initial “Series B Conversion Price” is the Series B Original Issue Price, subject to adjustment as set forth in the Charter. Based on this formula, the Series B Preferred is currently convertible into Common Stock on a 1-for-1 basis. The Series B Preferred will automatically convert into shares of Common Stock upon the earlier of (i) a Qualified Public Offering (as such term is defined in the Charter) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series B Preferred.

The Series B Preferred is not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock, subject to certain protections as provided in the Charter.

Series C Preferred Stock:

40,000,000 Shares of Preferred Stock are designated as Series C Preferred.

The Series C Preferred bears a cumulative 15% per annum fixed dividend payable no later than the fifth day after the end of each month on the Series C Original Issue Price plus unpaid accrued and accumulated dividends. “Series C Original Issue Price” means $0.6877 per share for each share of the Series C Preferred (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series C Preferred). Dividends on the Series C Preferred are prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of NASDAQ and (iii) the average daily trading dollar volume of the Company’s Common Stock for 10 trading days in any period of 20 consecutive trading days on the NASDAQ is equal to or greater than $2.0 million.

There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares are redeemable by the Company at any time, provided that if the Company issues notice to redeem, holders of Series C Preferred shall have 15 days to convert such shares to Common Stock prior to the date of redemption. The redemption price is equal to the Series C Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series C Redemption Price”). The conditions to the redemption are as follows: (i) the shares have been issued and outstanding for at least one year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series C Conversion Price (as such term is defined in the Charter) for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market. In addition to the above, the shares are also redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

Year 1: No Redemption

Year 2: Redemption at 120% of the Series C Redemption Price

Year 3: Redemption at 115% of the Series C Redemption Price

Year 4: Redemption at 110% of the Series C Redemption Price

Year 5: Redemption at 105% of the Series C Redemption Price

Year 6 and thereafter: Redemption at 100% of the Series C Redemption Price

Except for the above restrictions on Series C Preferred, there are no restrictions on the repurchase of shares while there is any arrearage in the payment of dividends.

The Series C Preferred is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series C Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series C Conversion Price, as applicable (in each case, the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series C Conversion Price” is the Series C Original Issue Price, subject to adjustment as set forth in the Charter. Based on this formula, the Series C Preferred is currently convertible into Common Stock on a 1-for-1 basis.

All of the Series C Preferred shall automatically convert into Common Stock at any such time as (i) the shares underlying the Series C Preferred are subject to an effective registration statement, (ii) the trading price for the Common Stock is more than two times the Series C Conversion Price for 20 trading days in any period of 30 consecutive trading days on Nasdaq Capital Market and (iii) the average daily trading dollar volume of the Common Stock during such 20 trading days is equal to or greater than $4.0 million.

The Series C Preferred is not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock, subject to certain protections as provided in the Charter.

Voting Power

Except as otherwise expressly provided by our Charter or as provided by law, the holders of shares of Common Stock and Preferred Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the shareholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series A Preferred, Series B Preferred, or Series C Preferred, as applicable, must be approved by a majority in interest of the affected Series of Preferred Stock, as the case may be. Each holder of Common Stock, Series B Preferred and Series C Preferred have the right to one vote per share (on a fully converted basis) held of record by such holder and each holder of Series A Preferred have the right to 1,000 votes per share (on a fully converted basis) held of record by such holder.

Liquidation, Dissolution, and Winding Up

Subject to applicable law, in the event of any Liquidation Event, the holders of the Series B Preferred will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price plus declared but unpaid dividends. The holders of the Series C Preferred will then be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the Series A Preferred or the Common Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price plus declared but unpaid dividends. Thereafter, any remaining proceeds will be distributed to holders of the Series A Preferred and Common Stock ratably in proportion to the number of shares of the Series A Preferred and Common Stock held by them, on a fully converted basis. “Liquidation Event” is as defined in the Charter and, subject to certain exceptions, includes a sale or other disposition of all or substantially all of the company’s assets, certain mergers, consolidations and transfers of securities, and any liquidation, dissolution or winding up of the company.

Transfer Agent

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004. The transfer agent for our  Series A Preferred, Series B Preferred and Series C Preferred  is the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 10, 2022, we had four classes of voting stock outstanding: (i) Common Stock; (ii) our Series A Preferred; (iii) our Series B Preferred; and (iv) our Series C Preferred. The following tables sets forth information regarding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Common Stock beneficially owned as of January 10, 2022 by:

(i)	Each of our officers and directors (the “Named Executive Officers”);

(ii)	All officer and directors as a group; and

(iii)

Each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock, Series A Preferred, Series B Preferred, and Series C Preferred. Percent ownership is calculated based on 15,358 shares of Series A Preferred, 5,567,319 shares of Series B Preferred, 5,178,280 shares of Series C Preferred and 23,383,202 shares Common Stock outstanding as of January 10, 2022.

				Series A				Series C		Total
				Preferred		Series B		Preferred		Voting
	Common Stock (1)			Stock		Preferred Stock		Stock		Power (2)
Name of Beneficial Owners	Shares	%		Shares	%	Shares	%	Shares	%	%
Named Executive Officers and Directors
David Michery (3)	44,109,775	76.7%		14,904	97.0%	5,567,319	100%	10,225,111	97.6%	87.7%
Jerry Alban	12,075	*		—	—	—		—		*
Kent Pucket	18,400	*		—	—	—		—		*
Mark Betor	60,950	*		—	—	—		—		*
Mary Winter	18,400	*		—	—	—		—		*
William Miltner	—	—		—	—	—		—		*
Jonathan New	—	—		—	—	—		—%		*

Directors and Executive Officers as a Group (8 Persons) (3)	44,227,774	84.7%		14,904	97.0%	5,567,319	100%	10,225,111	97.6%	87.8%

5% Beneficial Owners:
Tiffany N. Drohan (4) c/o Drohan 2772 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169	2,491,326	10.7%		—	—	—	—	—	—%	5.0%
Acuitas Group Holdings, LLC (5) 2120 Colorado Avenue, #230 Santa Monica, CA 90404	11,363,838	9.9	%(11)	—	—	—	—	3,450,124	45.6%	9.9%
Drawbridge Investments, LLC (6) 211 Boulevard of the Americas, Suite 205, Lakewood, NJ 08701	8,130,384	9.9	%(11)	2,334	15.2%	5,567,319	100%	—	—%	9.9%
TDR Capital Pty Limited (7) 4 Murchison Street Mittagong, New South Wales 2575, Australia	6,058,008	9.9	%(11)	—	—	—	—	3,042,322	14.6%	9.9%
JADR Consulting Group PTY Limited (8) Suite 61.06, 25 Martin Place Sydney NSW 2000	3,230,474	9.9	%(11)	—	—	—	—	1,494,909	8.1%	6.2%
Esousa Holdings, LLC (9) 211 E 43rd St., 4th Fl. New York, NY 10017	2,564,855	9.9	%(11)	—	—	—	—	364,468	2.6%	4.9%
Ault Global Holdings, Inc. (10) 11411 Southern Highlands Parkway, Suite 240 Las Vegas, NV 89141	2,406,676	9.3	%(11)	—	—	—	—	1,211,300	6.9%	4.7%

* Less than 1%.

(1) In computing the number of shares of Common Stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of Common Stock underlying notes, options, warrants or shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of December 27, 2021 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage total voting power represents voting power with respect to all outstanding shares of Common Stock, Series A Preferred, Series B Preferred and Series C Preferred. The Common Stock, Series A Preferred, Series B Preferred and Series C Preferred vote together as a single class on all matters submitted to a vote of stockholders, except as may otherwise be required by the terms of the Amended and Restated Certificate of Incorporation of the Company or as may be required by law. Each holder of Series A Preferred is entitled to 1,000 votes per share and each share of the Series B Preferred Stock and the Series C Preferred Stock is entitled to one vote per share. Percentage total voting power also includes any shares of Common Stock underlying notes, options, warrants and or shares of Series C Preferred Stock issuable pursuant to certain purchase rights held by that person that are convertible or exercisable, as the case may be, within 60 days of December 27, 2021.

(3) With regards to David Michery, consists of (i) 7,421,120 shares of Common Stock held directly by Mr. Michery, and (ii) the following shares over which Mr. Michery has voting power pursuant to Voting Agreements (as described below): (a) 2,534,081 shares of Common Stock, (b) 1,490,400 shares of Common Stock issuable upon conversion of 14,904 shares of Series A Preferred Stock, (c) 5,567,319 shares of Common Stock issuable upon conversion of Series B Preferred, (d) 4,925,655 shares of Common Stock issuable upon conversion of Series C Preferred, (e) 14,417,504 shares of Common Stock issuable upon exercise of warrants, (f) 5,299,456 shares of Common Stock issuable upon conversion of 5,299,456 shares of Series C Preferred Stock that the grantee of the proxy has the right to purchase until November 5, 2022, and (g) 2,454,240 shares of Common Stock issuable upon conversion of convertible notes. Effective as of the Closing Date of the Merger, Mr. Michery entered into voting agreements with certain holders of the Company’s securities (the “Voting Agreements”) pursuant to which such holders agreed to vote as directed by Mr. Michery, and also granted Mr. Michery an irrevocable proxy, at an annual or special meeting of stockholders or through the solicitation of a written consent of stockholders on any election of directors of the Company or any proposal to approve a change of control of the Company, which includes a merger, sale or other disposition of the securities of the Company or all or substantially all of its assets. The Voting Agreements have a term of three years or longer.

(4) Includes shares of Common Stock owned by entities controlled by Tiffany N. Drohan, directly by Keith Drohan, the spouse of Ms. Drohan, and entities controlled by Mr. Drohan, over which Ms. Drohan disclaims beneficial ownership.

(5) Share amount consists of (i) 7,913,714 shares of Common Stock issuable upon exercise of warrants, (ii) 2,703,015 shares of Common Stock issuable upon conversion of Series C Preferred, and (iii) 747,109 shares of Common Stock issuable upon conversion of 747,109 shares of Series C Preferred Stock that the stockholder has the right to purchase until November 5, 2022.

(6) Share amount consists of (i) 2,329,665 shares of Common Stock issuable upon the conversion of the principal amount and accrued interest as of September 30, 2021 of a convertible note, (ii) 233,400 shares of Common Stock issuable upon conversion of 2,334 shares of Series A Preferred Stock, and (iii) 5,567,319 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

(7) Share amount consists of (i) 3,015,686 shares of Common Stock issuable upon exercise of warrants, (ii) 1,050,032 shares of Common Stock issuable upon conversion of Series C Preferred Stock, and (iii) 1,992,290 shares of Common Stock issuable upon conversion of 1,992,290 shares of Series C Preferred Stock that such holder has the right to purchase until November 5, 2022.

(8) Share amount consists of (i) 124,575 shares of Common Stock issuable upon conversion of a convertible note, (ii) 1,610,990 shares of Common Stock issuable upon exercise in full of warrants, (iii) 498,764 shares of Common Stock issuable upon conversion of Series C Preferred, and (iv) 996,145 shares of Common Stock issuable upon conversion of 996,145 shares of Series C Preferred Stock that such holder has the right to purchase until November 5, 2022.

(9) Share amount consists of (i) 477,666 shares of Common Stock, (ii) 339,595 shares of Common Stock issuable upon exercise of warrants, (iii) 1,383,126 shares of Common Stock issuable upon exercise in full of pre-funded warrants, (iv) 138,071 shares of Common Stock issuable upon conversion of Series C Preferred, and (v) 226,397 shares of Common Stock issuable upon conversion of 226,397 shares of Series C Preferred Stock that such holder has the right to purchase until November 5, 2022. Excludes up to 21,676,301 shares of Common Stock issuable pursuant to an Equity Line of Credit dated September 1, 2021 pursuant to which Esousa committed to purchase up to an aggregate of up to $30.0 million, of $2.5 million per month, in Common Stock over a 12-month period.

(10) Share amount consists of (i) 414,384 shares of Common Stock issuable upon conversion of 414,384 shares of Series C Preferred Stock, (ii) 1,195,376 shares of Common Stock issuable upon exercise of warrants, and (iii) 796,916 shares of Common Stock issuable upon conversion of 796,916 shares of Series C Preferred Stock that such holder has the right to purchase until November 5, 2022. Digital Power Lending, LLC, which acquired the securities, is a wholly-owned subsidiary of Ault Global Holdings, Inc., which filed a Schedule 13G with the SEC on November 17, 2021.

(11) The number of shares of Common Stock beneficially owned by such stockholder include the aggregate number of shares issuable upon exercise of derivative instruments held by the stockholder. The percentage of Common Stock beneficial ownership and total voting power, however, reflect a 9.9% beneficial ownership limitation pursuant to the terms of warrants, preferred stock and/or convertible notes held by the stockholder, in that such derivative securities may not be exercisable, exchangeable or convertible, as applicable, to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the number of shares of Common Stock issuable upon exercise or conversion of such securities calculated in accordance with Section 13(d) of the Exchange Act.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address first noted in this Information Statements, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this Information Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this Information Statement our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021 / September 30, 2021, filed with the SEC on December 29, 2021.

Any statement incorporated by reference in this Information Statement from an earlier dated document that is inconsistent with a statement contained in this Information Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Information Statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this Information Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Information Statement.

Any person to whom this Information Statement is delivered may (i) request copies of this Information Statement and any of the documents incorporated by reference herein, without charge, by written request to:

Mullen Automotive Inc.

1405 Pioneer Street, Brea

California 92821

or by calling us at (714) 613-1900. In addition, shareholders as of the Record Date may download copies of each of the documents incorporated by reference herein from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this Information Statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.